Exhibit 10.1

FIFTH AMENDMENT TO OFFICE LEASE

THIS FIFTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is entered into as of this 10th day of January, 2019, by and between VTR LS 4320 FOREST PARK, LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to Cortex West Development I, LLC (“Original Landlord”), and STEREOTAXIS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Original Landlord and Tenant entered into that certain Office Lease dated as of November 15, 2004, as amended by that certain First Amendment to Office Lease dated as of November 30, 2007, that certain Second Amendment to Office Lease dated as of May 1, 2013, that certain Third Amendment to Office Lease dated as of August 14, 2013, and that certain Fourth Amendment to Office Lease dated October 1, 2015 (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”) whereby Tenant leases from Landlord certain space on the first, second and third floors of the west wing (the “Premises”) of the building located at 4320 Forest Park Boulevard, St. Louis, Missouri (the “Building”).

B. WHEREAS, Original Landlord assigned the Existing Lease to Landlord pursuant to that certain Assignment and Assumption of Leases dated as of September 10, 2012.

C. WHEREAS, Tenant exercised its second and final Renewal Option (“Final Renewal Option”), pursuant to Section 3.3 of the Existing Lease, to renew the term of the Lease (“Final Renewal Term”), and Landlord and Tenant executed a Letter Agreement dated as of December 19, 2018 (the “Letter Agreement”) in connection with the Final Renewal Term.

D. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease pursuant to the Letter Agreement and only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Incorporation; Definitions. The foregoing Recitals are hereby incorporated in this Amendment and made a part hereof by this reference. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease and Letter Agreement unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.”

2. Term. Pursuant to the Final Renewal Option exercised by Tenant, the term of the Lease is hereby extended to December 31, 2021.

3. Annual Base Rent. Commencing on January 1, 2019 and during the first year of the Final Renewal Term, Tenant shall make monthly payments in an amount equal to 1/12th of Annual Base Rent, with Annual Base Rent calculated as follows: (a) $35.65 per rentable square foot for the Office Space consisting of 57,426 rentable square feet; plus (b) $19.76 per rentable square foot for the Production/Assembly Space consisting of 11,738 rentable square feet. After the first year of the Final Renewal Term, Annual Base Rent will be increased each year during the Final Renewal Term at the rate of 2.25% of the Annual Base Rent charged the preceding year. Tenant shall pay to Landlord the Annual Base Rent for the Premises during the Final Renewal Term in the manner prescribed and otherwise in accordance with the terms and provisions of the Existing Lease. The Annual Base Rent set forth herein includes the leasing commission equal to 3% of the Annual Base Rent due during the Final Renewal Term (for a total commission payable by Landlord to Tenant’s Broker during the Final Renewal Term of $202,753) with payment due within 10 business days of execution and delivery of this Amendment.

4. Adjustments to Annual Base Rent. Tenant shall continue to pay to Landlord Tenant’s Pro Rata Share of Expenses (and all other sums of money due and owing under the Lease) as provided in the Existing Lease subject to a new Expense Stop established with the 2019 base year representing the 2018 operating Expenses escalated by 3%. Tenant shall pay these sums in the manner prescribed and otherwise in accordance with the terms and provisions of the Existing Lease.

5. Parking. During the Final Renewal Term, Landlord has the right to relocate 80 of the 100 parking spaces referenced in Section 21.17 of the Existing Lease to the locations noted on the site plan attached hereto as Exhibit A, for the purpose of constructing a new parking garage. Tenant will not be charged for parking during the Final Renewal Term unless Tenant elects to return to the residential garage parking before expiration of the Final Renewal Term in which case Tenant will pay market rate for such parking in the residential garage for the balance of the Final Renewal Term.

6. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment other than Cresa St. Louis (“Tenant’s Broker”) and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord for, from and against any and all cost or liability for compensation claimed by any broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by it.

7. Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Final Renewal Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Final Renewal Term or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.

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8. No Default. Tenant and Landlord represent, warrant and covenant to each other that, to the best of the knowledge of each party, neither Landlord nor Tenant are in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Existing Lease, as modified by this Amendment.

10. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

11. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

12. Entire Agreement. This Amendment sets forth the entire agreement between Landlord and Tenant with respect to the matters set forth herein.

13. Modification. This Agreement may not be altered, changed or modified except by a writing signed by all of the Parties.

14. Authority. Both parties guarantee, warrant and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

15. Electronic Signatures; Counterparts. This Amendment may be executed by electronic signature process (such as DocuSign) and in one or more counterparts, each of which shall, for all purposes, be deemed an original and fully enforceable as an original. All such counterparts, taken together, shall constitute one and the same agreement even though all of the parties may not have executed the same counterpart of this Agreement.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

VTR LS 4320 FOREST PARK, LLC,
a Delaware limited liability company

By:	/s/ Dave Liu
Name:	Dave Liu
Title:	Authorized Signatory

TENANT:

STEREOTAXIS, INC.,
A Delaware corporation

By:	/s/ Marty Stammer
Name:	Marty Stammer
Title:	CFO

EXHIBIT A

(Site Plan)

DocuSign Envelope ID: 60C9180C-A31E-413A-9172-D0B8A2CAFE98

CORTEX innovation community

VISITOR PARKING IN THE CORTEX DISTRICT

Laclede Ave.
Laclede Ave.
Forest Park Ave.
Forest Park Ave.
S Newstead Ave.
S Newstead Ave.
Duncan Ave.
Duncan Ave.
Duncan Ave.
Duncan Ave.
Duncan Ave.
4220 Forest Park Ave.
Cortex I
Cortex I Parking
S. Boyle Ave.
S. Boyle Ave.
S. Boyle Ave.
Scottish Arms
CIC @CET
20 S. Sarah St.
4240 Tenant Parking
4340 Duncan Ave.
CIC
Innovation Plaza
4220 Duncan Ave.
CIC
Microsoft
311 S. Sarah Lot - Permit & Visitor Parking
garage construction
S. Sarah St.
S. Sarah St.
S. Sarah St.
North Silo Lot - Permit & Visitor Parking
Duncan Ave.
Forest
IKEA
Cortex Station
BJC
The Commons
BJC Parking
Clayton Ave.
Clayton Ave.
64
64
Building Entrance
Metered/Street Parking
Visitor Parking
9/1/18

Welcome to Cortex!

Thank you for visiting our 200-acre innovation district. The visitor parking is highlighted in blue to help you easily find parking. There are specific visitor spaces in front of the Cortex I building. Hourly visitor parking is available in the 311 S. Sarah and North Silo parking lots. Street parking is available – some metered, some free – along Boyle Ave, Duncan Ave, and Forest Park Ave. Most parking lots are open to visitors in the evenings and on weekends.

Stereotaxis Acceptable Parking